Calculation of Filing Fee Tables
F-1
Nasus Pharma Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, no par value per share	Other	5,390,850	$ 4.77	$ 25,714,354.50	0.0001381	$ 3,551.15
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 25,714,354.50		$ 3,551.15
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,551.15
Offering Note
[1]	(1) The ordinary shares, no par value (the "Ordinary Shares") of Nasus Pharma Ltd. (the "Company") being registered hereunder are being registered for sale by the selling shareholders named in the prospectus to which this Registration Statement on Form F-1 relates. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Ordinary Shares registered hereby also include an indeterminate number of additional Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. The amount registered represents (i) 2,695,425 Ordinary Shares which were sold by the Company to the selling shareholders pursuant to a Securities Purchase Agreement, dated as of February 10, 2026, by and between the Company and the selling shareholders (the "Agreement") and (ii) 2,695,425 Ordinary Shares underlying ordinary warrants which were sold by the Company to the selling shareholders pursuant to the Agreement. The proposed maximum offering price per share is estimated solely for purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act and is based on the average of the high and low sales prices of the Company's Ordinary Shares as reported on the NYSE American LLC on February 27, 2026. The Company will not receive any proceeds from the sale of Ordinary Shares by the selling shareholders

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A